UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  March 5, 2014

BROADCAST INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

UTAH	0-13316	87-0395567
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6952 S. HIGH TECH DRIVE, SUITE C SALT LAKE CITY, UTAH	84047
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number: (801) 562-2252

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

BROADCAST INTERNATIONAL, INC.

FORM 8-K

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 5, 2014, Broadcast International, Inc., a Utah corporation (“Broadcast”), entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with Wireless Ronin Technologies, Inc., a Minnesota corporation (“Wireless Ronin”), and Broadcast Acquisition Co., a Utah corporation and wholly-owned subsidiary of Wireless Ronin (“Merger Sub”).  Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will be merged with and into Broadcast, and Broadcast will survive as a wholly-owned subsidiary of Wireless Ronin (the “Merger”).  The respective boards of directors of Broadcast and Wireless Ronin have approved the Merger Agreement and the transactions contemplated thereby.

At the effective time of the Merger (the “Effective Time”), each outstanding share of Broadcast capital stock will be converted into the right to receive that number of shares of Wireless Ronin common stock as determined pursuant to the exchange ratio described in the Merger Agreement (the “Exchange Ratio”).  In addition, at the Effective Time: (i) all outstanding options to purchase Broadcast common stock will be assumed by Wireless Ronin and converted into options to purchase shares of Wireless Ronin common stock, in each case appropriately adjusted based on the Exchange Ratio; and (ii) all outstanding warrants to purchase shares of Broadcast common stock will be assumed by Wireless Ronin and converted into warrants to purchase shares of Wireless Ronin common stock, in each case appropriately adjusted based on the Exchange Ratio.  No fractional shares of Wireless Ronin common stock will be issued in the Merger.  Following the consummation of the transactions contemplated by the Merger Agreement, former stockholders of Broadcast are expected to own approximately 36.5% of the combined company, calculated on a modified fully-diluted basis, and current stockholders of Wireless Ronin are expected to own approximately 63.5% of the combined company, calculated on a modified fully-diluted basis.  The Merger is intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1985, as amended.

The completion of the Merger is subject to various customary conditions, including, among other things: (i) the approval of the stockholders of Broadcast; (ii) Broadcast having no more than $250,000 in indebtedness as of the Effective Time; (iii) subject to certain materiality exceptions, the accuracy of the representations and warranties made by each of Broadcast and Wireless Ronin and the compliance by each of Broadcast and Wireless Ronin with their respective obligations under the Merger Agreement; and (iv) the declaration of the effectiveness by the Securities and Exchange Commission (the “SEC”) of the Registration Statement on Form S-4 (the “Registration Statement”) to be filed by Wireless Ronin in connection with the Merger.

BECAUSE BROADCAST HAS MORE THAN $6,000,000 OF INDEBTEDNESS AT THE CURRENT TIME, IT MUST EITHER SECURE ADDITIONAL EQUITY INVESTMENT PRIOR TO THE MERGER OR COME TO AN AGREEMENT WITH THE HOLDERS OF ITS INDEBTEDNESS TO CONVERT THEIR DEBT TO EQUITY.  AT THE CURRENT TRADING PRICE OF BROADCAST’S STOCK SUCH A CONVERSION WOULD  RESULT IN SUBSTANTIAL DILUTION TO THE EXISTING COMMON STOCK SHAREHOLDERS PRIOR TO THE MERGER.

The Merger Agreement contains customary representations, warranties and covenants, including covenants obligating each of Broadcast and Wireless Ronin to continue to conduct their respective businesses in the ordinary course, to provide reasonable access to each other’s information and to use reasonable best efforts to have the Registration Statement declared effective by the SEC.  The Merger Agreement also contains a customary “no solicitation” provision pursuant to which, prior to the completion of the Merger, neither Broadcast nor Wireless Ronin may solicit or engage in discussions with any third party regarding another acquisition proposal unless such party has received an unsolicited, bona fide written proposal that the recipient’s board of directors determines is or would reasonably be expected to result in a superior proposal.  Broadcast is obligated to duly call and hold a special meeting of, or solicit written consents from, its stockholders to obtain the necessary stockholder approval of the transaction.

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The Merger Agreement contains certain termination rights in favor of each of Broadcast and Wireless Ronin. Additionally, the Merger Agreement provides that, in connection with certain terminations of the Merger Agreement, depending upon the circumstances surrounding the termination, one party may be required to pay the other party a termination fee of $100,000.

The forgoing summary of the Merger Agreement and the Merger does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated by reference herein.

The Merger Agreement has been provided pursuant to applicable rules and regulations of the SEC in order to provide investors and stockholders with information regarding its terms.  However, it is not intended to provide any other factual information about Broadcast, Wireless Ronin, their respective subsidiaries and affiliates or any other party.  In particular, the representations, warranties and covenants contained in the Merger Agreement have been made only for the purpose of the Merger Agreement and, as such, are intended solely for the benefit of the parties to the Merger Agreement.  In many cases, the representations, warranties and covenants are subject to limitations agreed upon by the parties and are qualified by certain disclosures exchanged by the parties in connection with the execution of the Merger Agreement.  Furthermore, many of the representations and warranties in the Merger Agreement are the result of a negotiated allocation of contractual risk among the parties and, taken in isolation, do not necessarily reflect facts about Broadcast, Wireless Ronin, their respective subsidiaries and affiliates or any other party.  Likewise, any reference to materiality contained in the representations and warranties may not correspond to concepts of materiality applicable to investors or stockholders.  Finally, information concerning the subject matter of the representation and warranties may change after the date of the Merger Agreement and these changes may not be fully reflected in Broadcast’s public disclosures.

AS A RESULT OF THE FOREGOING, INVESTORS ARE ENCOURAGED NOT TO RELY ON THE REPRESENTATIONS, WARRANTIES AND COVENANTS CONTAINED IN THE MERGER AGREEMENT, OR ON ANY DESCRIPTIONS THEREOF, AS ACCURATE CHARACTERIZATIONS OF THE STATE OF FACTS OR CONDITION OF BROADCAST OR ANY OTHER PARTY.  INVESTORS AND STOCKHOLDERS ARE LIKEWISE CAUTIONED THAT THEY ARE NOT THIRD-PARTY BENEFICIARIES UNDER THE MERGER AGREEMENT AND DO NOT HAVE ANY DIRECT RIGHTS OR REMEDIES PURSUANT TO THE MERGER AGREEMENT.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(a)           Exhibit 2.1 Agreement and Plan of Merger and Reorganization dated March 5, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 6, 2014.

BROADCAST INTERNATIONAL, INC.
a Utah corporation

By:	/s/ James E. Solomon
Name:	James E. Solomon
Title:	CFO

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